                                                                     Exhibit 3.5
                             THE COMPANIES ACT 1985

                                     - to -

                             THE COMPANIES ACT 1989

                             ----------------------

                            COMPANY LIMITED BY SHARES

                             ----------------------

                             ARTICLES OF ASSOCIATION

                                     - of -

                               SMITH & NEPHEW plc

           (adopted by Special Resolution at a general meeting of the
                          Company held on . April 2003)

            ---------------------------------------------------------

Certified to be a true copy ________________________________
                            P.R. Chambers, Company Secretary

Date                        ________________________________

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                                    CONTENTS

CLAUSE                                                                      PAGE

PRELIMINARY..................................................................  1

1.     Exclusion of Table A..................................................  1

2.     Definitions and construction..........................................  1

SHARE CAPITAL................................................................  7

3.     Share Capital.........................................................  7

4.     Rights attaching to share capital.....................................  8

VARIATION OF RIGHTS.......................................................... 10

5.     Sanction required for variation....................................... 10

6.     Class meetings........................................................ 11

7.     Pari passu issues..................................................... 11

SHARES....................................................................... 11

8.     Rights attached to shares............................................. 11

9.     Unissued shares....................................................... 11

10.    Redeemable shares..................................................... 13

11.    Payment of commission................................................. 13

12.    Trusts not recognised................................................. 13

13.    Number of holders..................................................... 13

UNCERTIFICATED SHARES........................................................ 13

14.    Shares in dematerialised form......................................... 13

15.    Application of Articles............................................... 14

16.    Forfeiture, lien and other entitlements............................... 14

17.    Issuer record of securities........................................... 15

18.    Additional regulation................................................. 15

SHARE CERTIFICATES........................................................... 15

19.    Right to share certificate............................................ 15

20.    Execution of share certificates....................................... 15

21.    Replacement of share certificates..................................... 16

LIEN ON SHARES............................................................... 16

22.    Company's lien on shares not fully paid............................... 16

23.    Enforcing lien by sale................................................ 16

24.    Giving effect to a sale............................................... 16

25.    Application of proceeds of sale....................................... 16

CALLS ON SHARES.............................................................. 17

26.    Calls................................................................. 17

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27.    When call made........................................................ 17

28.    Liability of joint holders............................................ 17

29.    Interest due on non-payment........................................... 17

30.    Sums payable treated as calls......................................... 17

31.    Power to differentiate................................................ 17

32.    Payment of calls in advance........................................... 17

FORFEITURE AND SURRENDER OF SHARES........................................... 18

33.    Notice if call not paid............................................... 18

34.    Forfeiture on non-compliance with notice.............................. 18

35.    Disposal of forfeited shares.......................................... 18

36.    Effect of forfeiture.................................................. 18

37.    Statutory declaration as to forfeiture................................ 19

TRANSFER OF SHARES........................................................... 19

38.    Form of transfer...................................................... 19

39.    Refusal of registration of partly-paid share.......................... 19

40.    Rights to refuse registration of certificated shares.................. 19

41.    Notice of refusal..................................................... 20

42.    Suspension of registration............................................ 20

43.    No fee for registration............................................... 20

44.    Retention of transfers................................................ 20

45.    Renunciation deemed to be a transfer.................................. 20

TRANSMISSION OF SHARES....................................................... 20

46.    Transmission on death................................................. 20

47.    Election of person entitled by transmission........................... 20

48.    Rights of person entitled by transmission............................. 21

UNTRACEABLE SHAREHOLDERS..................................................... 21

49.    Power to sell shares.................................................. 21

50.    Procedure on sale..................................................... 22

DISCLOSURE OF INTERESTS...................................................... 22

51.    Disclosure of interests............................................... 22

ALTERATION OF SHARE CAPITAL.................................................. 25

52.    Increase, consolidation, sub-division and cancellation................ 25

53.    Fractions arising on consolidation.................................... 25

54.    Reduction of capital.................................................. 26

PURCHASE OF OWN SHARES....................................................... 26

55.    Purchase of own shares................................................ 26

GENERAL MEETINGS............................................................. 26

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56.    Annual general meetings............................................... 26

57.    Calling of general meetings........................................... 26

NOTICE OF GENERAL MEETINGS................................................... 26

58.    Length of notice...................................................... 27

59.    Contents of notice.................................................... 27

60.    Omission or non-receipt of notice..................................... 27

PROCEEDINGS AT GENERAL MEETINGS.............................................. 27

61.    Special business...................................................... 27

62.    Quorum................................................................ 28

63.    Procedure if quorum not present....................................... 28

64.    Security arrangements................................................. 28

65.    Chairman.............................................................. 28

66.    Director's right to attend and speak.................................. 29

67.    Adjournment........................................................... 29

68.    Meeting at more than one place........................................ 29
69.    Amendments to resolutions............................................. 30

70.    Method of voting and demand for a poll................................ 30

71.    Declaration by chairman............................................... 30

72.    Withdrawal of demand for a poll....................................... 31

73.    Method of taking a poll............................................... 31

74.    Casting vote.......................................................... 31

75.    When poll to be taken................................................. 31

76.    Notice of a poll...................................................... 31

77.    Written resolutions................................................... 31

VOTES OF MEMBERS............................................................. 32

78.    Votes of members...................................................... 32

79.    Joint holders......................................................... 32

80.    Votes on behalf of incapable members.................................. 32

81.    No right to attend or vote where sums overdue......................... 33

82.    Objections to voters.................................................. 33

PROXIES...................................................................... 33

83.    Appointment of proxy.................................................. 33

84.    Form of proxy......................................................... 33

85.    Delivery of proxies................................................... 34

86.    Multiple proxies...................................................... 34

87.    Determination of proxy's authority.................................... 35

REPRESENTATIVES OF CORPORATIONS.............................................. 35

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88.    Representatives of corporations....................................... 35

NUMBER OF DIRECTORS.......................................................... 35

89.    Number of Directors................................................... 35

APPOINTMENT AND RETIREMENT OF DIRECTORS...................................... 35

90.    Directors to retire at third annual general meeting................... 35

91.    Timing of vacation of office.......................................... 35

92.    Persons eligible as Directors......................................... 36

93.    Power of the company to appoint Directors............................. 36

94.    Power of the board to appoint Directors............................... 36

95.    Age of Directors...................................................... 36

DISQUALIFICATION AND REMOVAL OF DIRECTORS.................................... 36

96.    Vacation of office.................................................... 36

ALTERNATE DIRECTORS.......................................................... 37

97.    Appointment of Alternate Directors.................................... 37

98.    Termination of appointment............................................ 37

99.    Effect of appointment................................................. 37

100.   Expenses and remuneration............................................. 37

101.   Alternate Director to be an officer................................... 38

102.   Method of appointment and removal..................................... 38

103.   Appointee acting in more than once capacity........................... 38

POWERS OF DIRECTORS.......................................................... 38

104.   General powers of the company vested in the board..................... 38

105.   Local board........................................................... 38

106.   Appointment of attorneys and agents................................... 38

DELEGATION OF DIRECTORS' POWERS.............................................. 39

107.   Delegation of Directors' powers....................................... 39

BORROWING POWERS............................................................. 39

108.   Borrowing powers...................................................... 39

EXECUTIVE DIRECTORS.......................................................... 41

109.   Appointment to executive offices...................................... 41

110.   Managing director/chief executive to be a Director.................... 41

111.   Other executive office not linked to directorship..................... 42

112.   Emoluments of Executive Directors..................................... 42

113.   Delegation to Executive Directors..................................... 42

ASSOCIATE DIRECTORS.......................................................... 42

114.   Associate directors................................................... 42

REMUNERATION OF DIRECTORS.................................................... 42

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115.   Directors' fees....................................................... 42

116.   Extra remuneration.................................................... 43

DIRECTORS' EXPENSES AND INSURANCE............................................ 43

117.   Directors' expenses................................................... 43

118.   Insurance............................................................. 43

DIRECTORS' GRATUITIES AND PENSIONS........................................... 43

119.   Directors' gratuities and pensions.................................... 43

DIRECTORS' INTERESTS......................................................... 43

120.   Interests to be disclosed............................................. 44

121.   Permitted interests................................................... 44

122.   Director may act in a professional capacity........................... 44

123.   Voting on matters where a director is interested...................... 44

124.   Quorum when a director is not entitled to vote........................ 45

125.   Proposals may be considered separately................................ 45

126.   Chairman to decide whether a director may vote........................ 46

127.   Suspension or ratification by ordinary resolution..................... 46

PROCEEDINGS OF THE BOARD..................................................... 46

128.   Notice of board meetings.............................................. 46

129.   Voting at board meetings.............................................. 46

130.   Quorum................................................................ 46

131.   Participation in meetings by telephone................................ 47

132.   Number of directors below quorum...................................... 47

133.   Chairman.............................................................. 47

134.   Resolution in writing................................................. 47

135.   Validity of acts...................................................... 47

SECRETARY.................................................................... 48

136.   Secretary............................................................. 48

MINUTES...................................................................... 48

137.   Minutes............................................................... 48

THE SEAL..................................................................... 48

138.   Use of seal........................................................... 48

139.   Official seal......................................................... 48

DIVIDENDS.................................................................... 48

140.   Declaration of dividends by the company............................... 48

141.   Calculation of dividends.............................................. 49

142.   Board may pay interim and fixed dividends............................. 49

143.   Amounts due on shares may be deducted................................. 49

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144.   No interest on dividends.............................................. 49

145.   Record dates.......................................................... 50

146.   Payment to persons entitled by transmission........................... 50

147.   Payment procedure..................................................... 50

148.   Uncashed dividends.................................................... 50

149.   Dividends other than in cash.......................................... 51

150.   Scrip dividends....................................................... 51

151.   Joint holders......................................................... 52

ACCOUNTS..................................................................... 53

152.   Members have no right to inspect records.............................. 53

153.   Delivery of accounts.................................................. 53


CAPITALISATION OF PROFITS.................................................... 53

154.   Procedure............................................................. 53

155.   Profits which may be capitalised...................................... 54

NOTICES...................................................................... 54

156.   Form of notice........................................................ 54

157.   Method of service..................................................... 55

158.   Members with overseas addresses....................................... 55

159.   Member present deemed to have received notice......................... 55

160.   Service of notice on person entitled by transmission.................. 55

161.   Untraced member not entitled to notices............................... 56

162.   When notice deemed served............................................. 56

163.   Notice when post not available........................................ 56

AUTHENTICATION OF DOCUMENTS.................................................. 57

164.   Authentication of documents........................................... 57

DESTRUCTION OF DOCUMENTS..................................................... 57


165.   Destruction of documents.............................................. 57

PROVISION FOR EMPLOYEES...................................................... 58

166.   Provision for employees............................................... 58

WINDING UP................................................................... 58

167.   Winding up............................................................ 58

INDEMNITY.................................................................... 58

168.   Indemnity............................................................. 58

SCHEME OF ARRANGEMENT........................................................ 59

169.   Scheme of arrangement................................................. 59

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NO 324357

                             THE COMPANIES ACT 1985

                                     - and -

                             THE COMPANIES ACT 1989

                           --------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                           --------------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                               SMITH & NEPHEW plc

             (adopted by Special Resolution passed on . April 2003)

                                   PRELIMINARY

1.       Exclusion of Table A

         No regulations for management of a company set out in, or in any subordinate legislation made under, any statute concerning companies shall apply as the articles or regulations of the Company.

2.       Definitions and construction

         In these Articles:-

         2.1      if not inconsistent with the subject or context:-

                  "Access Shares" means the Common Access Shares and following the Consolidation the Consolidated Access Shares

                  "Access Trust"        means the trust declared by the Trustee
                                        pursuant to the Trust Deed whereby the
                                        Access Shares are to be held on trust
                                        for S&N Group

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                                        Shareholders

                  "Act" means the Companies Act 1985 (as amended by the Companies Act 1989)

                  "Acts" means the Act, the Companies Act 1989, the Regulations and all other statutes, orders, regulations or other subordinate legislation for the time being in force concerning companies registered under the Act so far as they apply to the Company

                  "address"             in relation to electronic
                                        communications, includes any number or
                                        address used for the purposes of such
                                        communications

                  "Alternate Director"  means an alternate director appointed in accordance with Article 97

                  "these Articles"      means these Articles of Association as
                                        from time to time altered

                  "Auditors"            means the auditors for the time being of
                                        the Company

                  "Board" means the Directors or any of them acting as the board of directors of the Company

                  "calendar year"       means a year from 1 January to 31
                                        December inclusive

                  "clear days"          means in relation to the period of a
                                        notice that period excluding the day
                                        when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

                  "Common Access        means the common access shares of 0.001
                   Shares"              pence each in the capital of the
                                        Company, having the rights set out in
                                        these Articles

                  "Consolidated Access  means the issued common access share(s)
                  Shares" in the capital of the Company resulting from the Consolidation (if any)

                  "Consolidation"       means such action as may be taken by the
                                        Company to consolidate the Common Access
                                        Shares into one or more shares, having
                                        the rights set out in these Articles

                  "connected with"      in relation to a Director has the
                                        meaning given by section 346 of the Act

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                  "Directors"           means the directors for the time being
                                        of the Company, or, as the case may be,
                                        the board of directors for the time
                                        being of the Company or the persons
                                        present at a duly convened meeting of
                                        the board of directors or any duly
                                        authorised committee thereof at which a
                                        quorum is present

                  "dividend"            means dividend or bonus

                  "Dividend             means in relation to a particular
                  Beneficiary"          dividend an S&N Group Shareholder who
                                        has made (or shall be deemed to have
                                        made) a Valid Dividend Election which is subsisting at the Relevant Time for that dividend

                  "Elected Shares"      means as regards a particular S&N Group
                                        Shareholder and in relation to a
                                        particular dividend proposed to be
                                        declared by Smith & Nephew Group (or, in the case of a Total Election Condition subsisting, a particular dividend announced by Smith & Nephew Group as being payable by the Company) that number of Common Access Shares equal to the number of S&N Group Shares in respect of which that S&N Group
                                        Shareholder has made Valid Dividend
                                        Elections which subsist (or which are
                                        deemed to subsist) as at the Relevant
                                        Time for that particular dividend

                  "electronic           means, unless the contrary is
                  communication"        stated, an electronic communication (as
                                        defined in the Act) comprising writing

                  "Executive Director"  means a Director holding any office or employment or providing any services as
                                        referred to in Article 109

                  "Group" means the Company and its subsidiaries for the time being

                  "holder" means in relation to any share the member whose name is entered in the Register as the holder of that share

                  "Issue Price"         means, in respect of a share in the
                                        capital of the Company, the aggregate of the amount paid up (or credited as paid up) in respect of the nominal value thereof

                  "member"              means a member of the Company

                  "Office"              means the registered office of the
                                        Company

                  "Operator"            means a person approved by the Treasury
                                        under the Regulations

                  "paid"                means paid or credited as paid

                  "recorddate"          means in relation to a particular
                                        dividend the date determined and
                                        announced by Smith & Nephew Group as the date upon which a person must be registered as a member of Smith & Nephew
                                        Group on the Smith & Nephew Group
                                        Register in order to qualify to receive
                                        that dividend declared or payable by
                                        Smith & Nephew Group on its S&N Group
                                        Shares or in the case of a Total
                                        Election Condition subsisting the
                                        dividend declared or payable by the
                                        Company on the Access Shares

                  "Register"            means the register of members of the
                                        Company and shall so long as the
                                        Regulations so permit or require,
                                        include a related Operator register of
                                        members

                  "Regulations"         means the Uncertificated Securities
                                        Regulations 2001 (SI 2001 No 3755)

                  "Relevant Time"       means in relation to any particular
                                        dividend the close of business on the
                                        record date for that dividend

                  "S&N Group            means a person registered in the Smith &
                  Shareholder"          Nephew Group Register as a holder of S&N
                                        Group Shares and where there is more
                                        than one person registered jointly, the
                                        first person so registered to the
                                        exclusion of all others shall be deemed
                                        to be the S&N Group Shareholder

                  "S&N Group Shares"    means the ordinary shares of 12.5 pence
                                        each in the capital of Smith & Nephew
                                        Group

                  "Scrip Divided        means any scheme by Smith & Nephew
                  Scheme"               Group, whereby in lieu of a dividend
                                        declared on the S&N Group Shares, an S&N
                                        Group Shareholder may by election or
                                        otherwise, receive fully paid shares in
                                        the issued share capital of Smith &
                                        Nephew Group

                  "Seal"                means the common seal of the Company

                  "Secretary"           means the secretary of the Company or
                                        any other person appointed by the Board
                                        to perform the duties of the secretary
                                        of the Company including
                                        a joint, assistant or deputy secretary

                  "Smith & Nephew       means Smith & Nephew Group PLC
                  Group"

                  "Smith & Nephew       means the Articles of Association
                  Group Articles"       of Smith & Nephew Group as amended from
                                        time to time

                  "Smith & Nephew       means the register of members of
                  Group Register"       Group required to be kept by Smith &
                                        Nephew Group pursuant to the Acts

                  "Subsidiary           means a subsidiary undertaking of the
                  Undertaking"          Company

                  "Swiss Clearing       means SIS SegaIntersettle AG, or any of
                  System"               its successors in title, or any other
                                        Swiss clearing system as the directors
                                        of Smith & Nephew Group may from time to time identify

                  "Total Election       a Total Election Condition shall
                  Condition"            subsist as regards any particular
                                        dividend which would otherwise have been declared and paid by Smith & Nephew
                                        Group if at the Relevant Time for that
                                        dividend Valid Dividend Elections have
                                        been made (or are deemed to have been
                                        made) in respect of all the S&N Group
                                        Shares then in issue

                  "Transfer Office"     means the place where the Company's
                                        issuer register of members is for the
                                        time being situated

                  "Trustee"             means Smith & Nephew Trustee Limited, a
                                        wholly owned subsidiary of Smith &
                                        Nephew Group, or other such trustee or
                                        trustees from time to time of the Access
                                        Trust

                  "UKLA" means the UK Listing Authority, a division of the Financial Services Authority in its capacity as competent authority for the purposes of section 72 of the Financial Services and Markets Act 2000

                  "United Kingdom"      means Great Britain and Northern Ireland

                  "Valid Dividend       an S&N Group Shareholder shall have
                  Election"             made (and be deemed to have made) a
                                        Valid Dividend Election in respect of a
                                        particular dividend if at the Relevant
                                        Time for that dividend:

                                             (a)  his address in the Smith &
                                                  Nephew Group Register is an
                                                  address outside Switzerland
                                                  and his S&N Group Shares are
                                                  not held through a Swiss
                                                  Clearing System and he has not
                                                  given written notice to Smith
                                                  & Nephew Group electing to
                                                  receive dividends on all or
                                                  any of his S&N Group Shares
                                                  from Smith & Nephew Group; or

                                             (b)  his address in the Smith &
                                                  Nephew Group Register is an
                                                  address in Switzerland or his
                                                  S&N Group Shares are held
                                                  through a Swiss Clearing
                                                  System and he has given (and
                                                  not withdrawn in writing)
                                                  written notice to Smith &
                                                  Nephew Group electing to
                                                  receive dividends in respect
                                                  of all or any of his S&N Group
                                                  Shares from the Company,

                                        PROVIDED that a Valid Dividend Election
                                        shall not have been made (or shall be
                                        deemed not to have been made):

                                             (c)  in respect of a dividend (or
                                                  the relevant part thereof)
                                                  where the particular S&N Group
                                                  Shareholder elects or has
                                                  elected (but only to the
                                                  extent of such election) to
                                                  receive a scrip dividend in
                                                  lieu of any cash dividend;

                                             (d)  in respect of a dividend (or
                                                  the relevant part thereof)
                                                  which is not paid in cash; and

                                             (e)  if at the relevant time the
                                                  Company is no longer (directly
                                                  or indirectly) a subsidiary of
                                                  Smith & Nephew Group.

                  "in writing"          means the representation or reproduction
                                        of words, symbols or other information
                                        in a visible form by any method or
                                        combination of methods, whether
                                        comprised in an electronic communication or otherwise, and "written" shall be construed accordingly

                  "year"                means any period of 12 consecutive
                                        months

         2.2 words denoting the masculine gender shall include the feminine and neuter genders; words denoting the singular number shall include the plural number and vice versa; words denoting persons shall include corporations and unincorporated associations;

         2.3 save as provided above any words or expressions defined in the Act or the Regulations shall, if not inconsistent with the subject or context, bear the same meaning;

         2.4 all references to the Act, to any section or provision of the Act or to any other statute or statutory provision or subordinate legislation shall be deemed to include a reference to any statutory re-enactment or modification thereof for the time being in force (whether coming into force before or after the adoption of these Articles);

         2.5 references to a share (or a holding of a share) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security;

         2.6 any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

         2.7 any reference to a signature or to something being signed or executed includes an electronic signature or other means of verifying the authenticity of an electronic communication which the Board may from time to time approve, a signature printed or reproduced by mechanical or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person;

         2.8 any reference to an "instrument" means, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication;

         2.9 subject to the Acts, a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under these Articles; and

         2.10 headings to these Articles are inserted for convenience only and shall not affect construction.

                                  SHARE CAPITAL

3.       Share Capital

         The share capital of the Company on the adoption of these Articles is (pound)150,000,000 divided into:

         3.1 450,000 3.85 per cent cumulative preference shares of(pound)1 each ("Preference Shares");

         3.2      [1,223,590,909] Common Access Shares; and

         3.3      1,223,590,909 ordinary shares of 12.2212Ep each ("Ordinary
                  Shares").

4.       Rights attaching to share capital

         The special rights and restrictions attached to and imposed on each class of share capital of the Company are as set out in these articles, including in particular (but without limitation) articles 4.1 to 4.6 (inclusive).

4.1      PREFERENCE SHARES

         Subject to any rights privileges or restrictions that may be attached upon the issue of any new shares, or may for the time being be subsisting, the profits from time to time available for distribution and determined to be distributed by way of dividend shall be applied in paying to the holders of the Preference Shares a fixed cumulative preferential dividend at the rate of 3.85 per cent. per annum (exclusive of the associated tax credit) payable half-yearly on every 31 January and 31 July and in paying to the holders of the Preference Shares a cumulative preferential dividend at such rate or rates and from such date or dates as may from time to time be determined by the Directors upon the issue thereof calculated upon the amounts for the time being paid up thereon, such respective payments to be in priority to any payment of dividend in respect of the Ordinary Shares for the time being of the Company or Common Access Shares for the time being of the Company and subject thereto shall be distributed as dividend among the holders of the Common Access Shares and Ordinary Shares (in accordance with the amounts for the time being paid on the Ordinary Shares) held by them respectively other than amounts paid in advance of the calls at all times in accordance with terms of these Articles. In the event of a winding up of the Company, the assets available for distribution among the members shall be applied in repaying to the holders of the Preference Shares the amounts paid up thereon together with a sum equivalent to all arrears (if any) of the preferential dividend at such rate or rates as aforesaid (whether declared or earned or not) in priority to any payment set out Article 4.4. The Preference Shares shall not confer any further or other right to participate in profits or assets.

4.2      Income

         ACCESS SHARES

         (a) Subject to a Total Election Condition subsisting or Smith & Nephew Group having validly declared or declaring a Related Dividend and subject to the Directors of Smith & Nephew Group not having exercised their power under the Articles of Association of Smith & Nephew Group to suspend the arrangements in this Article 4.2, the Elected Shares shall confer upon the holders thereof the right to receive a dividend per Elected Share equal to the amount specified by the Directors (the "Access Dividend").

         (b)      The Access Dividend shall be paid in cash.

         (c) Unless a Total Election Condition subsists, each resolution of the Board to declare or approve a dividend on the Common Access Shares shall state that the declaration or approval of that dividend is conditional upon Smith & Nephew Group declaring or having declared a Related Dividend.

         For the purposes of this article 4.2 a dividend declared by Smith & Nephew Group is a "Related Dividend" in respect of a dividend declared on the Elected Shares to the extent that the dividend declared on the S&N Group Shares is a cash dividend:

         (a) in the case of a final dividend on the S&N Group Shares, at a General Meeting of Smith & Nephew Group (convened for the purpose of approving the final dividend on the S&N Group Shares) notice of which is announced or issued within 30 days of the date of declaration of the dividend on the Elected Shares;

         (b) in the case of an interim dividend on the S&N Group Shares, where an announcement by Smith & Nephew Group specifying the date for the payment of the interim dividend is issued within 30 days of the date of declaration of the dividend on the Elected Shares, and a dividend shall be deemed to have been declared by the Company notwithstanding that such declaration may be expressed to be conditional upon a dividend being declared on the S&N Group Shares.

         ORDINARY SHARES

         Subject to Article 4.1, Ordinary Shareholders shall be entitled to receive such dividends as the Company in General Meeting may declare, save that no such dividend on the Ordinary Shares shall be declared or paid until all arrears of Access Dividends have been paid. No dividend on the Ordinary Shares shall exceed the amount recommended by the Directors.

4.3      CAPITAL

         ACCESS SHARES AND ORDINARY SHARES

         In the event of a winding up of the Company or other return of capital, the assets of the Company available for distribution to holders remaining after payment of all other debts and liabilities of the Company (and of the costs, charges and expenses of any such winding up) shall (subject to the rights of any preference share then in issue pursuant to Article 4.1) be applied in the following manner and order of priority:

         (a) first, in paying to the holders of the Access Shares all unpaid arrears and accruals of any Access Dividend;

         (b) secondly, in paying to the holders of the Access Shares the Issue Price of such shares;

         (c) thirdly, in paying to holders of Ordinary Shares in the capital of the Company all unpaid arrears and accruals of any dividend declared thereon;

         (d) fourthly, in paying to holders of Ordinary Shares in the capital of the Company the Issue Price of such shares together with any premium paid thereon;

         (e) fifthly, in distributing to the holders of the Common Access Shares an amount equal to 5% of the remaining assets of the Company available for distribution PROVIDED that if at the date of winding up or other return of capital it is determined that any Access Shares have been issued after the CAS Relevant Time, in circumstances where the assets (of whatever nature) in consideration for which the related S&N Group Shares were issued were not transferred to the Company or one of its subsidiaries (or were so transferred other than for nil consideration) the percentage specified in this Article 4.3(e) shall be varied accordingly by the Directors in consultation with the auditors, and for this purpose the "CAS Relevant Time" means the time at which the aggregate nominal value of Access Shares in issue is(pound)12,600; and

         (f) lastly, in distributing the balance amongst holders of ordinary shares in the capital of the Company.

         For the purposes of article 4.3:

         (a) any payment to the holders of shares of a particular class shall be made in proportion to the numbers of shares of the relevant class held by each of them;

         (b) all payments shall be apportioned and paid proportionately to the amounts paid up on the shares of any class; and

         (c) any payment in respect of unpaid arrears and accruals of any Access Dividend, and/or, as the case may be, ordinary dividend shall be calculated down to (and including) the date of payment and shall be payable irrespective of what profits (and of whether any profits) have been made or earned by the Company and irrespective of whether or not such unpaid arrears and accruals have become due and payable in accordance with the provisions of these Articles.

4.4      VOTING

         ACCESS SHARES

         The Access Shares shall not entitle the holders to receive notice of or to attend or vote at any general meeting of the Company.

4.5      OTHER RIGHTS

         The Access Shares shall not confer on the holders thereof any further entitlement to any participation in the profits of the Company or to vote.

4.6      TRANSFER

         ACCESS SHARES

         The Access Shares shall be allotted and issued to, and at all times be registered in the name of the Trustee and the Directors shall refuse to register any transfer of Access Shares to any other person.

                               VARIATION OF RIGHTS

5.       Sanction required for variation

         The holders of any class of shares may at any time and from time to time and whether before or during liquidation, by the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or by an extraordinary resolution passed at a meeting of such holders, consent on behalf of all the holders of shares of the class to the issue or creation of any shares ranking equally therewith, or having any priority thereto, or to the abandonment of any preference or priority, or of any accrued dividend, or the reduction for any time or permanently of the dividends payable thereon, or to the amalgamation into one class of the shares of any two or more classes, or to the sub-division of shares of one class into shares of different classes, or any alterations in these Articles varying or taking away any rights or privileges attached to shares of the class, or to any scheme for the reduction of the Company's capital affecting the class of shares in a manner not otherwise authorised by these Articles, or to any scheme for the distribution (though not in accordance with legal rights) of assets in money or in kind in or before liquidation, or to any contract for the sale of the whole or any part of the Company's property or business determining the way in which as between several classes of shareholders the purchase consideration shall be distributed, and generally consent to any alteration, contract, compromise or arrangement which the persons voting thereon could if sui juris and holding all the shares of the class consent to or enter into, and such resolution shall be binding upon all the holders of shares of the class.

6.       Class meetings

         Any meeting for the purpose of the last preceding Article shall be convened and conducted in all respects as nearly as possible in the same way as an extraordinary general meeting of the Company; provided that no member, not being a Director, shall be entitled to notice thereof or to attend thereat, unless he be a holder of shares of the class intended to be affected by the resolution, and that no vote shall be given except in respect of a share of that class, and that the quorum at any such meeting shall (subject to the provisions as to an adjourned meeting herein contained) be members holding or representing by proxy one-third of the issued shares of that class, and that at any such meeting a poll may be demanded in writing by any five members present in person or by proxy and entitled to vote at the meeting and holding together shares of that class of a nominal amount of not less than one-fortieth of the nominal amount of the shares of that class.

7.       Pari passu issues

         Save in the case of the Preference Shares, the rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held, be deemed not to be modified, abrogated or varied by the creation or issue of further shares ranking pari passu therewith.

                                     SHARES

8.       Rights attached to shares

         Subject to the provisions of the Acts and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine, or in the absence of such determination, or so far as any such resolution does not make specific provision, as the Board may determine.

9.       Unissued shares

9.1 Subject to the provisions of the Acts and to any resolution of the Company in general meeting, all unissued shares of the Company shall be at the disposal of the Board which may allot, grant options over or otherwise dispose of them to such persons, on such terms and at such times as it may think fit.

9.2      The Board is generally and unconditionally authorised, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each section 80 period.

9.3 The Board is empowered, pursuant to section 95 of the Act, to allot equity securities pursuant to the authority conferred by Article 9.2, as if section 89(1) of the Act did not apply to such allotment, for each section 89 period. This power is limited to:

         9.3.1 the allotment of equity securities in connection with an offer (whether by way of a rights issue, open offer or otherwise) to the holders of Ordinary Shares and, if in accordance with their rights the Board so determines, holders of other equity securities of any class in proportion (as nearly as may be) to their respective holdings of shares or (as the case may be) other equity securities of the class concerned (so that any offer to other holders of equity securities of any class shall be on the basis of their rights to receive such offer or, failing which, shall be on the basis that their holdings had been converted into or they had subscribed for ordinary shares on the basis then applicable), subject only to exclusions or other arrangements which the Board may consider necessary or expedient:-

                  (a) to deal with equity securities representing fractional entitlements; and

                  (b) to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory; and

         9.3.2    the allotment of equity securities other than pursuant to
                  Article 9.3.1 up to an aggregate nominal amount equal to the section 89 amount.

9.4 By the authority and power conferred by Articles 9.2 and 9.3, the Board may during the section 80 period or the section 89 period make offers or agreements which would or might require securities to be allotted after such period and may allot securities in pursuance of such offers or agreements.

9.5      In this Article:

         9.5.1 "section 80 period" means, first, the period from the date of adoption of these Articles to the date of the annual general meeting in 2004 and, after expiry of that section 80 period, any subsequent period (not exceeding five years on any occasion) for which the authority conferred by Article 9.2 is renewed by ordinary or special resolution stating the section 80 amount;

         9.5.2 "section 89 period" means, first, the period from the date of adoption of these Articles to the date of the annual general meeting in 2004 and, after expiry of that section 89 period, any subsequent period (not exceeding five years on any occasion) for which the power conferred by Article 9.3 is renewed by special resolution stating the section 89 amount;

         9.5.3 "section 80 amount" means, for the first section 80 period, (pound)37,214,217 and, for a subsequent section 80 period, the amount stated in the relevant ordinary or special resolution or, in either case, another amount fixed by resolution of the Company;

         9.5.4 "section 89 amount" means, for the first section 89 period, (pound)5,576,228 and, for a subsequent period, the amount stated in the relevant special resolution;

         9.5.5 the nominal amount of securities is, in the case of rights to subscribe for or convert any securities into shares of the Company, the nominal amount of shares which may be allotted pursuant to those rights.

10.      Redeemable shares

         Subject to the provisions of the Acts, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by or in accordance with these Articles.

11.      Payment of commission

         In addition to all other powers of paying commissions the Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

12.      Trusts not recognised

         Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound to recognise any interest in any share except an absolute right to the entirety of the share in the holder.

13.      Number of holders

         Shares may not be registered in the names of more than four persons jointly.

                              UNCERTIFICATED SHARES

14.      Shares in dematerialised form

         The Company may:-

         14.1 issue shares and other securities which do not have certificates;

         14.2 permit existing shares and other securities to be held without certificates; and

         14.3 permit any shares or other securities held without certificates to be transferred without an instrument of transfer in each case in dematerialised form pursuant to the Regulations.

15.      Application of Articles

         If the Company has any shares in issue which are in uncertificated form, these Articles will continue to apply to such shares, but only insofar as they are consistent with:-

         15.1     holding those shares in uncertificated form;

         15.2 transferring ownership of those shares by using a relevant system;

         15.3     any of the provisions of the Regulations; and

         15.4     any regulation laid down by the Board under Article 18

         and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of that class of shares in uncertificated form.

16.      Forfeiture, lien and other entitlements

         Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Acts or the rules made and practices instituted by the Operator or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the Operator) shall include the right to:-

         16.1 require the conversion of any shares held in uncertificated form which are the subject of any exercise by the Company of any such entitlement into certificated form to enable the Company to effect the disposal, sale or transfer of such shares;

         16.2 direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares;

         16.3 appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of shares as may be required to effect the transfer of such shares and such steps shall be as effective as if they had been taken by the holder of the shares concerned;

         16.4 transfer any shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Register in respect of that share as a transferred share;

         16.5 otherwise rectify or change the Register in respect of that share in such manner as may be appropriate; and

         16.6 take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

17.      Issuer record of securities

         The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

18.      Additional regulation

         The Board may also lay down regulations which:-

         18.1 govern the issue, holding and transfer and, where appropriate, the mechanics of conversion and redemption of shares held in uncertificated form;

         18.2 govern the mechanics for payments involving the relevant system; and

         18.3 make any other provisions which the Board considers are necessary to ensure that these Articles are consistent with the Regulations, and with any rules or guidance of an Operator under the Regulations.

         If stated expressly, such regulations will apply instead of other relevant provisions in these Articles relating to certificates and the transfer, conversion and redemption of shares and other securities and any other provisions which are not consistent with the Regulations.

                               SHARE CERTIFICATES

19.      Right to share certificate

         Every member (other than a person who is not entitled to a certificate under the Acts) upon becoming the holder of any shares in certificated form shall be entitled without payment to one certificate for all the shares of each class held by him in certificated form and, upon transferring a part of the shares comprised in a certificate, to a certificate for the balance of such shares held in certificated form. Shares of different classes may not be included in the same certificate. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

20.      Execution of share certificates

         Share certificates of the Company (other than letters of allotment, scrip certificates and other like documents) shall, unless the Board by resolution otherwise determines, either generally or in any particular case or cases, be issued under the Seal or under any official seal kept by the Company by virtue of section 40 of the Act. Whether or not share certificates are issued under a seal, the Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any certificates for shares, stock or debenture or loan stock (except where the trust deed constituting any stock or debenture or loan stock provides to the contrary) or representing any other form of security of the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person. Every share certificate shall specify the number and class of the shares to which it relates and the amount paid up on such shares.

21.      Replacement of share certificates

         If a share certificate is worn out, defaced, lost, stolen or destroyed, it may be renewed without payment of any fee but on such terms (if any) as to evidence and indemnity with or without security and otherwise as the Board requires and, in the case of a worn out or defaced certificate, on delivery up of that certificate. In the case of loss, theft or destruction, the person to whom the new certificate is issued may be required to pay to the Company any exceptional out of pocket expenses incidental to the investigation of evidence of loss, theft or destruction and the preparation of the requisite form of indemnity.

                                 LIEN ON SHARES

22.      Company's lien on shares not fully paid

         The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount payable in respect of it and to any share or security issued in right of it.

23.      Enforcing lien by sale

         The Company may sell in such manner as the Board determines any share on which the Company has a lien if the sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

24.      Giving effect to a sale

         To give effect to a sale the Board may authorise some person to execute an instrument of transfer or otherwise effect the transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase moneys, and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

25.      Application of proceeds of sale

         The net proceeds of the sale, after payment of the costs of sale, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate, if any, for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

26.      Calls

         Subject to the terms of allotment, the Board may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to at least 14 clear days' notice having been given specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

27.      When call made

         A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

28.      Liability of joint holders

         The joint holders of a share shall be jointly and severally liable to pay all calls in respect of that share.

29.      Interest due on non-payment

         If a call remains unpaid after it has become due and payable the person from whom the sum is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate, but the Board may waive payment of the interest wholly or in part.

30.      Sums payable treated as calls

         An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

31.      Power to differentiate

         Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

32.      Payment of calls in advance

         The Board may, if it thinks fit, receive from any member willing to advance it, all or any part of the moneys uncalled and unpaid upon any shares held by him, and may pay upon all or any of the moneys so advanced (until the same would but for such advance become presently payable) interest at the appropriate rate or at such other rate as may be agreed between the Board and such member, subject to any directions of the Company in general meeting.

                       FORFEITURE AND SURRENDER OF SHARES

33.      Notice if call not paid

         If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

34.      Forfeiture on non-compliance with notice

         If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited share and not paid before the forfeiture. The Board may accept upon such terms and conditions as may be agreed a surrender of any share liable to be forfeited and, subject to such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

35.      Disposal of forfeited shares

         Subject to the provisions of the Acts, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Board may authorise some person to execute an instrument of transfer or otherwise effect the transfer of the share to that person.

36.      Effect of forfeiture

         A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate, if any, for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate from the date of the forfeiture until payment but the Board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

37.      Statutory declaration as to forfeiture

         A statutory declaration by a Director or the Secretary that a share has been forfeited or sold to satisfy a lien of the Company on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture, sale or disposal of the share.

                               TRANSFER OF SHARES

38.      Form of transfer

         A share held in certificated form may be transferred by an instrument of transfer in any usual form or in any other form which the Board may approve, which shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. A share held in uncertificated form may be transferred by means of a relevant system. The transferor shall be deemed to remain the holder of the share until the transferee is entered on the Register as its holder.

39.      Refusal of registration of partly-paid share

         The Board may, in the case of shares held in certificated form, in its absolute discretion refuse to register the transfer of a share which is not fully paid but shall not be bound to specify the grounds upon which such registration is refused provided that, where any such shares are admitted to the Official List of the UKLA, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

40.      Rights to refuse registration of certificated shares

         The Board may also refuse to register a transfer of shares held in certificated form unless the instrument of transfer is:-

         40.1 duly stamped or duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty, lodged at the Transfer Office or at such other place as the Board may appoint and (save in the case of a transfer by a person to whom no certificate was issued in respect of the shares in question) accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do;

         40.2     in respect of only one class of shares; and

         40.3     in favour of not more than four transferees.

41.      Notice of refusal

         If the Board refuses to register a transfer of shares held in certificated form, it shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

42.      Suspension of registration

         Subject to the provisions of the Acts, the registration of transfers of shares or of transfers of any class of shares may be suspended and the Register closed at such times and for such periods (not exceeding 30 days in any calendar year) as the Board may determine.

43.      No fee for registration

         No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.

44.      Retention of transfers

         The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

45.      Renunciation deemed to be a transfer

         For all purposes of these Articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the Board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

                             TRANSMISSION OF SHARES

46.      Transmission on death

         If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share which had been held (whether solely or jointly) by him.

47.      Election of person entitled by transmission

         A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the Board may properly require and subject as subsequently provided in these Articles, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall, if the share is held in certificated form, execute an instrument of transfer of the share to that person or, if the share is held in uncertificated form, transfer the share to that person by way of a relevant system. All the provisions of these Articles relating to the transfer and the registration of transfers of shares (including any right to refuse to register any transfer) shall apply to the notice or transfer as if it were a transfer by the member and the death or bankruptcy of the member or other event giving rise to the entitlement had not occurred.

48.      Rights of person entitled by transmission

         Subject to any other provisions of these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                            UNTRACEABLE SHAREHOLDERS

49.      Power to sell shares

         The Company shall be entitled to sell at the best price reasonably obtainable any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:-

         49.1 for a period of twelve years, no cash dividend payable in respect of the shares has been claimed, no cheque or warrant sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled to the shares at his address on the Register or (if different) the last known address given by the member or the person so entitled to which cheques and warrants are to be sent has been paid, each attempt to make a payment in respect of the shares by means of bank transfer or other method for the payment of dividends or other moneys in respect of shares has failed and no communication has been received by the Company from the member or the person so entitled (in his capacity as member or person entitled);

         49.2 in such period of twelve years at least three dividends (whether interim or final) have become payable on the shares;

         49.3 the Company has at the expiration of the said period of twelve years by advertisement in both a national newspaper and in a newspaper circulating in the area in which the address referred to in Article 49.1 is located given notice of its intention to sell such shares; and

         49.4 during the period of three months following the publication of the said advertisements the Company has received no communication in respect of such share from such member or person entitled.

         If at any time during or after the said period of twelve years further shares have been issued in right of those held at the commencement of that period or of any issued in right during that period and, since the date of issue, the requirements of Articles 49.1 to 49.4 have been satisfied in respect of such further shares, the Company may also sell the further shares.

50.      Procedure on sale

         To give effect to a sale pursuant to the preceding Article the Board may authorise some person to execute an instrument of transfer or otherwise effect the transfer of the shares to be sold. If the shares concerned are in uncertificated form, in accordance with the Regulations, the Company may issue a written notification to the Operator requiring conversion of the shares into certificated form. The purchaser shall not be bound to see to the application of the purchase moneys and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the net proceeds, which shall be a debt of the Company, and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created and no interest shall be payable in respect of the debt, and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments for the benefit of the Company as the Board may from time to time determine.

                             DISCLOSURE OF INTERESTS

51.      Disclosure of interests

51.1 For the purposes of this Article, unless the context otherwise requires:-

         51.1.1 "disclosure notice" means a notice issued by or on behalf of the Company requiring disclosure of interests in shares pursuant to section 212 of the Act;

         51.1.2 "specified shares" means all or, as the case may be, some of the shares specified in a disclosure notice;

         51.1.3 "restrictions" means one or more, as the case may be, of the restrictions referred to in Article 51.3;

         51.1.4 "restriction notice" means a notice issued by or on behalf of the Company stating, or substantially to the effect, that (until such time as the Board determines otherwise pursuant to Article 51.4) the specified shares referred to therein shall be subject to one or more of the restrictions stated therein;

         51.1.5 "restricted shares" means all or, as the case may be, some of the specified shares referred to in a restriction notice;

         51.1.6 a person other than the member holding a share shall be treated as appearing to be interested in that share if:-

                  (a) the member has informed the Company, whether under any statutory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested; or

                  (b) the Board (after taking account of any information obtained from the member or, pursuant to a disclosure notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested; or

                  (c) in response to a disclosure notice, the member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Board has reasonable cause to believe that such person is or may be so interested;

         51.1.7 "connected" shall have the meaning given to it in section 839 of the Income and Corporation Taxes Act 1988;

         51.1.8   "interested" shall be construed as it is for the purpose of section 212 of the Act;

         51.1.9 "recognised investment exchange" shall have the same meaning as in the Financial Services and Markets Act 2000; and

         51.1.10 for the purposes of Articles 51.2.2 and 51.4 the Company shall not be treated as having received the information required by the disclosure notice in accordance with the terms of such disclosure notice in circumstances where the Board knows or has reasonable cause to believe that the information provided is false or materially incorrect.

51.2     Notwithstanding anything in these Articles to the contrary, if:-

         51.2.1 a disclosure notice has been served on a member or any other person appearing to be interested in the specified shares; and

         51.2.2 the Company has not received (in accordance with the terms of such disclosure notice) the information required therein in respect of any of the specified shares within 14 days after the service of such disclosure notice, then the Board may (subject to Article 51.7) determine that the member holding the specified shares shall, upon the issue of a restriction notice referring to those specified shares in respect of which information has not been received, be subject to the restrictions referred to in such restriction notice, and upon the issue of such restriction notice such member shall be so subject. As soon as practicable after the issue of a restriction notice the Company shall serve a copy of the notice on the member holding the specified shares.

51.3 The restrictions which the Board may determine shall apply to restricted shares pursuant to this Article shall be one or more, as determined by the Board, of the following:-

         51.3.1 that the member holding the restricted shares shall not be entitled, in respect of the restricted shares, to attend or be counted in the quorum or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares or upon any poll or to exercise any other right or privilege in relation to any general meeting or any meeting of the holders of any class of shares;

         51.3.2 that no transfer of the restricted shares shall be effective or shall be registered by the Company, provided that where the restricted shares are held in uncertificated form registration of a transfer may only be refused if permitted by the Regulations;

         51.3.3 that no dividend (or other moneys payable) shall be paid in respect of the restricted shares and that, in circumstances where an offer of the right to elect to receive shares instead of cash in respect of any dividend is or has been made, any election made thereunder in respect of such specified shares shall not be effective.

51.4 The Board may determine that one or more of the restrictions imposed on restricted shares shall cease to apply at any time. If the Company receives in accordance with the terms of the relevant disclosure notice the information required therein in respect of the restricted shares all restrictions imposed on the restricted shares shall cease to apply seven days after receipt of the information. In addition, in the event that the Company receives notice of a transfer in respect of all or any restricted shares, which would otherwise be given effect to, pursuant to a sale:-

         51.4.1   on a recognised investment exchange; or

         51.4.2 on any stock exchange outside the United Kingdom on which the Company's shares are normally dealt; or

         51.4.3 on the acceptance of a takeover offer (as defined in section 428 of the Act) for the shares of the class of which such restricted shares form part,

         to a party not connected with the member holding such restricted shares or with any other person appearing to be interested in such restricted shares, then all the restrictions imposed on such restricted shares shall cease to apply with effect from the date on which any such notice as aforesaid is received by the Company provided always that if, within ten days after such receipt, the Board decides that it has reasonable cause to believe that the change in the registered holder of such restricted shares would not be as a result of an arm's length sale resulting in a material change in the beneficial interests in such restricted shares, the restrictions imposed on the restricted shares shall continue to apply.

51.5 Where the Board makes a decision pursuant to the proviso to Article 51.4, the Company shall notify the purported transferee of such decision as soon as practicable and any person may make representations in writing to the Board concerning any such decision. The Company shall not be liable to any person as a result of having imposed restrictions or deciding that such restrictions shall continue to apply if the Board acted in good faith.

51.6 Where dividends or other moneys are not paid as a result of restrictions having been imposed on restricted shares, such dividends or other moneys shall accrue and, upon the relevant restriction ceasing to apply, shall be payable (without interest) to the person who would have been entitled had the restriction not been imposed.

51.7 Where the aggregate number of shares of the same class as the specified shares in which any person appearing to be interested in the restricted shares (together with persons connected with him) appears to be interested represents less than 0.25 per cent. (in nominal value) of the shares of that class in issue at the time of service of the disclosure notice in respect of such specified shares only the restriction referred to in Article 51.3.1 may be determined by the Board to apply.

51.8 Shares issued in right of restricted shares shall on issue become subject to the same restrictions whilst held by that member as the restricted shares in right of which they are issued. For this purpose, shares which are allotted or offered or for which applications are invited (whether by the Company or otherwise) pro rata (or pro rata ignoring fractional entitlements and shares not allocated to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of restricted shares.

51.9 The Board shall at all times have the right, at its discretion, to suspend, in whole or in part, any restriction notice given pursuant to this Article either permanently or for any given period and to pay to a trustee any dividend payable in respect of any restricted shares or in respect of any shares issued in right of restricted shares. Notice of any suspension, specifying the sanctions suspended and the period of suspension, shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

51.10 The limitations on the powers of the Board to impose and retain restrictions under this Article are without prejudice to the Company's power to apply to the court pursuant to the Acts to apply these or any other restrictions on any conditions.

                           ALTERATION OF SHARE CAPITAL

52.      Increase, consolidation, sub-division and cancellation

         The Company may by ordinary resolution:-

         52.1 increase its share capital by new shares of such amount as the resolution prescribes;

         52.2 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         52.3 subject to the provisions of the Acts, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or deferred rights or be subject to any restrictions as compared with the others; and

         52.4 cancel or reduce the nominal value of shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled or the amount of the reduction.

53.      Fractions arising on consolidation

         Upon any consolidation of shares into shares of larger amount the Board may settle any difficulty which may arise with regard to such consolidation and in particular may, as between the holders of shares so consolidated, determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one member being consolidated with shares registered in the name of another member the Board may make such arrangements for the allotment, acceptance and/or sale of shares representing fractional entitlements to the consolidated share or for the sale of the consolidated share and may sell the fractions or the consolidated share either upon the market or otherwise to such person at such time and at such price as it may think fit. For the purposes of giving effect to any such sale the Board may authorise some person to execute an instrument of transfer of the shares or fractions sold to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to such shares be affected by any irregularity in or invalidity of the proceedings relating to the sale. The Board shall distribute the net proceeds of sale among such members rateably in accordance with their rights and interests in the consolidated share or the fractions provided that the Board shall have power when making such arrangements to determine that no member shall be entitled to receive such net proceeds of sale unless his entitlement exceeds such amount as the Board shall determine (not exceeding (pound)3 per holding) and if the Board exercises such power the net proceeds of sale not distributed to members as a result shall belong absolutely to the Company.

54.      Reduction of capital

         Subject to the provisions of the Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any way.

                             PURCHASE OF OWN SHARES

55.      Purchase of own shares

         Subject to the provisions of the Acts, the Company may purchase its own shares (including any redeemable shares) and any shares to be so purchased may (subject to any resolution of the Company in general meeting) be selected by the Board in any manner.

                                GENERAL MEETINGS

56.      Annual general meetings

         All general meetings other than annual general meetings shall be called extraordinary general meetings.

57.      Calling of general meetings

         The Board may call general meetings and, on the requisition of members pursuant to the provisions of the Acts, shall forthwith convene an extraordinary general meeting. If there are not sufficient Directors capable of acting to call a general meeting, any Director may call a general meeting. If there is no Director able to act, any two members may call a general meeting for the purpose of appointing Directors.

                           NOTICE OF GENERAL MEETINGS

58.      Length of notice

         Unless consent to short notice is obtained in accordance with the provisions of the Acts, an annual general meeting or an extraordinary general meeting called for the passing of a special resolution shall be called by at least 21 clear days' notice. All other extraordinary general meetings shall be called by at least 14 clear days' notice. Subject to the provisions of these Articles and to any restrictions imposed on any shares, every notice of meeting shall be given to all the members, all other persons who are at the date of the notice entitled to receive notices from the Company and to the Directors and Auditors.

59.      Contents of notice

         Every notice of meeting shall specify the place, the day and the time of the meeting and, in the case of special business (within the meaning of Article 61), the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. Every notice calling a meeting for the passing of an extraordinary or special resolution shall specify the intention to propose the resolution as an extraordinary or special resolution (as the case may be) and the terms of the resolution. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him and that a proxy need not be a member.

60.      Omission or non-receipt of notice

         The accidental omission to give notice of a meeting, or to send an instrument of proxy or invitation to appoint a proxy as provided by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or instrument of proxy or invitation to appoint a proxy by such a person, shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

61.      Special business

         All business shall be deemed special that is transacted at an extraordinary general meeting, and all business that is transacted at an annual general meeting shall also be deemed special with the exception of:-

         61.1 the laying and consideration of the reports of the Directors and Auditors, the annual accounts and any other documents required to accompany or to be annexed to them;

         61.2     the sanction and declaration of dividends;

         61.3 the election and re-election of Directors to fill vacancies caused by Directors retiring under these Articles;

         61.4 the appointment of auditors where special notice of such appointment is not required by the Act and the fixing or determination of the manner of fixing of their remuneration; and

         61.5 the giving, variation or renewal of any authority to the Board for the purpose of section 80 of the Act.

62.      Quorum

         No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. The absence of a quorum shall not preclude the appointment of a chairman in accordance with the provisions of these Articles, which shall not be treated as part of the business of the meeting. Two members present in person or by proxy and entitled to vote upon the business to be transacted at the meeting shall be a quorum.

63.      Procedure if quorum not present

         If such a quorum is not present within 15 minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) from the time appointed for the meeting, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same place and time one week later, or to such day (not being more than 28 days after the date appointed for the meeting) and to such time and place as the Board may determine. If the meeting is adjourned for 14 days or more, not less than five days' notice thereof shall be given by advertisement in one national newspaper, but no other notice shall be required. If at any such adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, the member present in person or by proxy and entitled to vote upon the business to be transacted at the meeting shall be a quorum.

64.      Security arrangements

         The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted. A Director or the Secretary may:

         (a) refuse entry to a meeting to any person who refuses to comply with any such arrangements; and

         (b) eject from a meeting any person who causes the proceedings to become disorderly.

65.      Chairman

         The chairman (if any) of the Board or in his absence the deputy chairman (if any) shall preside as chairman at every general meeting of the Company. If there is no such chairman or deputy chairman present and willing to act as chairman at any meeting within five minutes after the time appointed for holding the meeting the Directors present shall choose one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose one of their number to be chairman of the meeting.

66.      Director's right to attend and speak

         A Director shall, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company, notwithstanding that he is not a member, or not a holder of the class of shares in question.

67.      Adjournment

         The chairman of a meeting at which a quorum is present may, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place and if it appears to the chairman that it is likely to be impracticable to hold or continue the meeting, because the number of persons attending or wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, or the unruly conduct of persons attending the meeting prevents or is likely to prevent the continuation of the business of the meeting, he may adjourn the meeting to another time and place without the consent of the meeting. No business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 30 days or more (otherwise than due to the absence of a quorum) or without a time and place for the adjourned meeting being fixed, at least seven clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Otherwise it shall not be necessary to give any such notice.

68.      Meeting at more than one place

         A general meeting may be held at more than one place if:

         68.1 the notice convening the meeting specifies that it shall be held at more than one place; or

         68.2 the Board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

         68.3 it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

         A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these Articles relating to general meetings) the chairman of the meeting is satisfied that there are adequate facilities to enable each person present at each place to participate in the business for which the meeting has been convened, hear and see all persons present who speak, whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise (whether in use when these Articles are adopted or developed subsequently) and have access to all documents which are required by the Acts and these Articles to be made available at the meeting. Each person present at each place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The meeting is deemed to take place at the place at which the chairman of the meeting is present.

69.      Amendments to resolutions

         No amendment or proposed amendment to a resolution shall be considered or voted upon by the members at any general meeting or adjourned general meeting unless:

         69.1 in the case of a resolution duly proposed as a special or extraordinary resolution it is a mere clerical amendment to correct a patent error; or

         69.2 in the case of a resolution duly proposed as an ordinary resolution either the Company shall have received written notice of the amendment or proposed amendment and of the intention of the proposer to attend and propose it at least 48 hours before the time fixed for the general meeting or the chairman of the meeting in his absolute discretion shall decide that the amendment or amended resolution should be considered and put to the vote.

         With the consent of the chairman, an amendment may be withdrawn by its proposer before it is put to the vote. If the chairman of the meeting in good faith rules an amendment to a resolution out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

70.      Method of voting and demand for a poll

         At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, or on the withdrawal of any other demand for a poll, a poll is demanded by:-

         70.1     the chairman of the meeting; or

         70.2 at least five members present in person or by proxy having the right to vote at the meeting; or

         70.3 a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         70.4 a member or members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or

         70.5 any member present in person or by proxy in the case of a resolution to confer, vary, revoke or renew authority or approval for an off-market purchase by the Company of its own shares,

         and a demand by a person as proxy for a member shall be the same as a demand by the member.

71.      Declaration by chairman

         Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

72.      Withdrawal of demand for a poll

         The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

73.      Method of taking a poll

         A poll shall be taken as the chairman of the meeting directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

74.      Casting vote

         In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the demand for the poll is made shall be entitled to a casting vote in addition to any other vote he may have.

75.      When poll to be taken

         A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll (other than on the election of a chairman of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

76.      Notice of a poll

         No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

77.      Written resolutions

         A resolution in writing executed or approved in writing by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several documents in the like form each executed or approved in writing by or on behalf of one or more members.

                                VOTES OF MEMBERS

78.      Votes of members

         Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote, and on a poll every member shall have one vote for every share of which he is the holder provided:-

78.1 that the Preference Shares shall not entitle the holders to receive notice of or attend or vote either in person or by proxy at any general meeting unless either:-

         78.1.1 at the date of the notice convening the meeting the dividend on the Preference Shares is 12 months (computed from the date upon which a preference dividend ought to have been but was not paid) in arrear and shall remain so in arrear as at the date of the meeting and so that for this purpose the dividend on the Preference Shares shall be deemed to be payable half-yearly on the 31st day of January and the 31st day of July in every year; or

         78.1.2 the business of the meeting includes the consideration of a resolution for winding up the Company or any resolution varying or abrogating any of the special rights or privileges attached to such Preference Shares;

78.2 that any of the Preference Shares may be issued with such special rights of or restrictions (whether absolute or partial) against voting as the Directors may prior to the issue thereof determine.

79.      Joint holders

         In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

80.      Votes on behalf of incapable members

         A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, and otherwise exercise all his rights as a member by his receiver or other person authorised in that behalf appointed by that court, and any such receiver or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote or act shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, or, in the case of a poll, at least 48 hours before the time appointed for the taking of the poll and in default the right to vote shall not be exercisable.

81.      No right to attend or vote where sums overdue

         Unless the Board otherwise determines, no member shall attend or vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company or upon a poll, either in person or by proxy, in respect of any share held by him or exercise any other right or privilege conferred by membership in relation to any such meeting or poll unless all moneys presently payable by him in respect of that share have been paid.

82.      Objections to voters

         No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at the meeting or poll shall be valid. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

                                     PROXIES

83.      Appointment of proxy

         On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. No proxy shall in that capacity be entitled to speak at any general meeting, except to demand or join in a demand for a poll. A person appointed to act as a proxy need not be a member of the Company.

84.      Form of proxy

         The appointment of a proxy shall be in any common form or in any other form which the Board shall approve and may:

         84.1 be by means of an instrument executed by or on behalf of the appointor or, if the appointor is a corporation, under the hand of duly authorised officer or attorney; or

         84.2 where an address has been specified for such purpose as set out in the following Article, be by electronic communication, subject to such terms and conditions, including as to execution, as the Board may from time to time prescribe.

         In respect of any general meeting the board may, if it thinks fit, but subject to the Acts, at the Company's expense send instruments of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such a form as may be approved by the Board. The appointment of a proxy shall be deemed (subject to any contrary intention contained in the appointment) to confer authority to demand or join in demanding a poll and to vote on a poll on any resolution or amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated therein, be valid as well for an adjournment of the meeting as for the meeting to which it relates. If a member appoints more than one person to act as his proxy the appointment of each such proxy shall specify the shares held by the member in respect of which each such proxy is authorised to vote and no member may appoint more than one proxy (save in the alternative) to vote in respect of any one share held by that member.

85.      Delivery of proxies

         The appointment of a proxy and (unless the Board otherwise decides) any authority under which it is executed or a copy of such authority certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other way approved by the Board shall:

85.1 in the case of an instrument and any authority or copy thereof be deposited at the Office or at such other place in the United Kingdom as may be specified in or by way of note to the notice of meeting or any form of proxy or other document accompanying the same not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of the poll at which the person named in the appointment proposes to vote;

85.2 in the case of an appointment contained in an electronic communication be received at the address (if any) specified for the purpose of receiving such electronic communications:

         85.2.1   in or by way of note to the notice of meeting;

         85.2.2 in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

         85.2.3 in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting;

         not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of the poll at which the person named in the appointment proposes to vote;

85.3 in either case, where a poll is taken more than 48 hours after it is demanded, be deposited or received as aforesaid not less than 24 hours before the time appointed for the taking of the poll; or

85.4 in the case only of an instrument or any authority or copy thereof, where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the Secretary or any Director and an appointment which is not, or in respect of which the authority or copy thereof is not, deposited, received or delivered in a manner so permitted shall be invalid.

86.      Multiple proxies

         Where two or more valid but differing appointments of proxies are deposited or received in respect of the same share for use at the same meeting or poll, the one which is last deposited or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other as regards that share; if the Company is unable to determine which was last deposited or received, none of them shall be treated as valid in respect of that share. No appointment of a proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution.

87.      Determination of proxy's authority

         A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was deposited or received not less than two hours before the time for holding the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be by means of instrument deposited at the place, or contained in an electronic communication received at the address (if any), specified in accordance with these Articles for the deposit or receipt of appointments of a proxy at the meeting in question.

                         REPRESENTATIVES OF CORPORATIONS

88.      Representatives of corporations

         Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise any person it thinks fit to act as its representative at any meeting of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company present in person and shall for the purposes of these Articles be regarded as a member present in person. Such representative may be required to produce a copy of such resolution certified by a proper officer of such corporation.

                               NUMBER OF DIRECTORS

89.      Number of Directors

         Unless otherwise determined by ordinary resolution of the Company, the number of Directors shall not be subject to any maximum but shall not be less than three.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

90.      Directors to retire at third annual general meeting

         Each Director shall retire from office and shall be eligible for reappointment at the third annual general meeting after the meeting at which he was appointed or last reappointed. If the Company, at the meeting at which a Director retires under this Article, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

91.      Timing of vacation of office

         A Director retiring at a meeting who is not reappointed shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting or of any adjournment thereof.

92.      Persons eligible as Directors

         No person other than a Director retiring at the meeting shall be appointed or reappointed a Director at any general meeting unless:-

         92.1     he is recommended by the Board; or

         92.2 not less than seven nor more than 21 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of his intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of directors together with notice executed by that person confirming his willingness to be appointed or reappointed.

93.      Power of the company to appoint Directors

         Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director.

94.      Power of the board to appoint Directors

         The Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director. A Director so appointed shall hold office only until the next following annual general meeting when he shall retire from office and be eligible for reappointment. If not reappointed at such annual general meeting, he shall vacate office at its conclusion.

95.      Age of Directors

         The provisions of section 293 of the Act (which regulate the appointment and continuation in office of directors who have attained the age of 70) shall apply to the Company.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

96.      Vacation of office

         The office of a Director shall be vacated if:-

         96.1 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         96.2 he becomes incapable by reason of physical incapacity or mental disorder of discharging his duties as a Director and the Board resolves that his office be vacated; or

         96.3 he is absent from meetings of the Board during a continuous period of six months without permission of the Board and his Alternate Director (if any) shall not during such period have attended in his stead, and the Board resolves that his office be vacated; or

         96.4 he ceases to be a Director by virtue of any provision of the Acts, is removed from office or becomes prohibited by law from being a Director; or

         96.5     he resigns his office by notice to the Company; or

         96.6 he ceases to be a Director by virtue of section 293 of the Act; or

         96.7 he is removed from office by notice in writing signed by all the other Directors.

                               ALTERNATE DIRECTORS

97.      Appointment of Alternate Directors

         Any Director may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him.

98.      Termination of appointment

         The appointment of an Alternate Director shall automatically determine in any of the following events:-

         98.1     if his appointor terminates the appointment;

         98.2 on the happening of any event which, if he were a Director, would cause him to vacate the office of Director;

         98.3     if he resigns his appointment by notice to the Company;

         98.4 if his appointor ceases for any reason to be a Director otherwise than by retiring and being reappointed or deemed to be reappointed at the meeting at which he retires; or

         98.5 if he is not a Director and the Board revokes its approval of him by resolution.

99.      Effect of appointment

         An Alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled at his appointor's request to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote and (save as provided in these Articles) be counted in the quorum at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

100.     Expenses and remuneration

         An Alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director and in respect of his office of Alternate Director may receive such remuneration from the Company as the Board may determine.

         An Alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

101.     Alternate Director to be an officer

         An Alternate Director shall, during his appointment, be an officer of the Company and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

102.     Method of appointment and removal

         Any appointment or removal of an Alternate Director shall be in writing signed by the Director making or revoking the appointment or in any other manner approved by the Board and shall take effect (subject to any approval required by these Articles) upon receipt of such written appointment or removal at the Office or by the Secretary.

103.     Appointee acting in more than once capacity

         A Director or any other person may act as Alternate Director to represent more than one Director and an Alternate Director shall be entitled at meetings of the Board or any committee of the Board to one vote for every Director whom he represents in addition to his own vote (if any) as a Director.

                               POWERS OF DIRECTORS

104.     General powers of the company vested in the board

         Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board who may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles and a duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

105.     Local board

         The Board may make such arrangements as the Board thinks fit for the management and transaction of the Company's affairs and may for that purpose appoint local boards, managers and agents and delegate to them any of the powers of the Board with power to sub-delegate.

106.     Appointment of attorneys and agents

         The Board may from time to time, by power of attorney executed by the Company or otherwise, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney or other authority may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities and discretions vested in him.

                         DELEGATION OF DIRECTORS' POWERS

107.     Delegation of Directors' powers

         The Board may delegate any of its powers, authorities and discretions (including, without prejudice to the generality of the foregoing, all powers, authorities and discretions whose exercise involves or may involve agreement of the terms of service or termination of employment or appointment of or the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to any committee consisting of one or more Directors together with any other person or persons approved by the Board, with power to sub-delegate. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of the Board so far as they are capable of applying. Insofar as any power, authority or discretion is delegated to a committee, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be read and construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

                                BORROWING POWERS

108.     Borrowing powers

108.1 Subject as hereinafter provided the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the provisions of the Acts and Article 9 to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

108.2 The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate amounts for the time being remaining undischarged of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall not at any time, without the previous sanction of an ordinary resolution of the Company in general meeting, exceed a sum equal to two and one half times the aggregate of:-

         108.2.1 the nominal amount of the share capital of the Company for the time being issued and paid up; and

         108.2.2 the total of the consolidated reserves of the Company (including any share premium account, capital redemption reserve and profit and loss account but not including any sums set aside for taxation) all as shown in the then latest audited consolidated balance sheet of the Group as determined in accordance with historic accounting principles but after:-

                  (a) making such adjustments as may be necessary in respect of any variation in the amount of such share capital, share premium account or capital redemption reserve since the date of such latest audited consolidated balance sheet;

                  (b)      deducting (to the extent included):-

                           . any amounts distributed or proposed to be distributed by the Company out of the profits earned prior to the date of such balance sheet declared, recommended or made since that date (but not provided in such latest audited consolidated balance sheet);

                           . any amount attributable to non-Group shareholders in subsidiaries of the Company in respect of such subsidiaries; and

                           . any debit balance on the combined profit and loss account;

                  (c) adding back any goodwill on the acquisition of businesses that has been previously set off against such reserves to the extent that the businesses have not been discontinued or disposed of and after deducting any permanent decrease in the value of these businesses;

                  (d) making such adjustments (if any) as the Auditors may consider appropriate; and -

                  (e) deducting (to the extent not already deducted) any debit balance on the Group profit and loss account.

108.3 For the purpose of the foregoing limit the "aggregate amounts" of "moneys borrowed" shall be reduced by cash and current asset investments and shall be deemed to include the following except in so far as otherwise taken into account (together in each case with any fixed or minimum premium payable on final repayment):-

         108.3.1 the principal amount for the time being owing (other than to a member of the Group) in respect of any debenture, whether secured or unsecured, issued by a member of the Group in whole or in part for cash or otherwise;

         108.3.2 the principal amount raised by any member of the Group by acceptances or under any acceptance credit opened on its behalf by any bank or accepting house other than acceptances relating to the purchase or sale of goods in the ordinary course of trading and outstanding for not more than ninety days;

         108.3.3 the nominal amount of any share capital and the principal amount of any moneys borrowed or other indebtedness the redemption or repayment of which is guaranteed or secured or is the subject of an indemnity given by any member of the Group and the beneficial interest in the redemption or repayment of which is not owned within the Group; and

         108.3.4 the nominal amount of any share capital (not being equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) of any subsidiary of the Company owned otherwise than by other members of the Group;

         but "moneys borrowed" shall not include and shall be deemed not to include:-

         108.3.5 amounts borrowed for the purpose of repaying (with or without premium) any moneys borrowed by any member of the Group then outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

         108.3.6 the proportion of the excess outside borrowing of a partly owned subsidiary which corresponds to the proportion of its equity share capital owned otherwise than by members of the Group and so that, for this purpose, the expression "excess outside borrowing" shall mean so much of the borrowings of such partly owned subsidiary otherwise than from members of the Group as exceeds the amounts (if any) borrowed from it by other members of the Group.

108.4 No lender or other person dealing with the Company or any of its subsidiaries shall be concerned to see or inquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the said limit has been or would thereby be exceeded.

                               EXECUTIVE DIRECTORS

109.     Appointment to executive offices

         Subject to the provisions of the Acts, the Board may:-

109.1 appoint one or more of its body to the office of managing director or chief executive or to any other executive office (except that of auditor) of the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or any Subsidiary Undertaking or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Board determines and it may remunerate any such Director for his services as it thinks fit; and

109.2 permit any person appointed to be a Director to continue in any other office or employment held by him with the Company or any Subsidiary Undertaking before he was so appointed.

110.     Managing director/chief executive to be a Director

         Any appointment of a Director to the office of managing director or chief executive shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of contract of service between the Director and the Company and he shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office as Director by reason only of his ceasing to be managing director or chief executive.

111.     Other executive office not linked to directorship

         Save as provided in the foregoing Article, an Executive Director shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office or employment with the Company by reason only of his ceasing to be a Director nor cease to be a Director if he ceases from any cause to hold the office or employment by virtue of which he is termed an Executive Director.

112.     Emoluments of Executive Directors

         The emoluments and benefits of any Executive Director for his services as such shall be determined by the Board and may be of any description, and (without limiting the generality of the foregoing) may include membership of any scheme or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants or, apart from membership of any such scheme or fund, the payment of a pension or other benefits to him or his dependants on or after retirement or death.

113.     Delegation to Executive Directors

         The Board may delegate or entrust to and confer upon any Executive Director any of the powers, authorities and discretions exercisable by it (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit and either collaterally with or to the exclusion of its own powers and may from time to time revoke, withdraw or vary all or any part of such powers.

                               ASSOCIATE DIRECTORS

114.     Associate directors

         The Board may at any time and from time to time appoint any person to be an associate director having such title, including the word "director", as the Board may decide and may at any time remove any person so appointed. A person so appointed shall not be a Director of the Company and shall not be a member of the Board. Subject as aforesaid, the Board may define and limit the powers and duties of any associate director and may determine his remuneration which may be in addition to any other remuneration receivable by him from the Company or any Subsidiary Undertaking.

                            REMUNERATION OF DIRECTORS

115.     Directors' fees

         The ordinary remuneration of the Directors (other than any Executive Directors appointed under these Articles) shall be such amount as the Directors shall from time to time determine provided that, unless otherwise approved by the Company in general meeting, the aggregate of the ordinary remuneration of such Directors shall not exceed (pound)450,000 per year. The ordinary remuneration shall be divided among such Directors in such manner as the Directors may determine. A Director holding office for part only of a year shall be entitled to a proportionate part of a full year's remuneration.

116.     Extra remuneration

         Any Director who serves on any committee of the Board or, by request of the Board, performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

                        DIRECTORS' EXPENSES AND INSURANCE

117.     Directors' expenses

         The Directors may be paid all travelling, hotel and other expenses as they may incur in connection with their attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the discharge of their duties.

118.     Insurance

         Without prejudice to the provisions of Article 168 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

                       DIRECTORS' GRATUITIES AND PENSIONS

119.     Directors' gratuities and pensions

         The Board may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a Subsidiary Undertaking or a predecessor in business of the Company or of any Subsidiary Undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

                              DIRECTORS' INTERESTS

120.     Interests to be disclosed

         A Director who is in any way, whether directly or indirectly, interested in a transaction or arrangement with the Company shall, at a meeting of the Board, declare in accordance with the Acts the nature of his interest. For the purposes of this Article and Articles 121 and 123:-

         120.1 a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

         120.2 an interest of which a Director has no knowledge shall not be treated as an interest of his; and

         120.3 an interest of a person who is connected with a Director shall be treated as an interest of the Director.

121.     Permitted interests

         Subject to the provisions of the Acts, and provided that he has disclosed to the Board the nature and extent of any interest of his in accordance with Article 120, a Director notwithstanding his office:-

         121.1 may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

         121.2 may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

         121.3 shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

122.     Director may act in a professional capacity

         Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

123.     Voting on matters where a director is interested

         Save as otherwise provided in these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, the

         Company) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:-

         123.1 the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, the Company or any Subsidiary Undertaking;

         123.2 the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any Subsidiary Undertaking for which the Director or a person connected with him has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

         123.3 his interest arises by virtue of him or a person connected with him subscribing or agreeing to subscribe for any shares, debentures or other securities of the Company or any Subsidiary Undertaking or by virtue of him or a person connected with him being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any Subsidiary Undertaking for subscription, purchase or exchange;

         123.4 the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to members of such company;

         123.5 the resolution relates in any way to an arrangement in whole or in part for the benefit of the employees of the Company or any Subsidiary Undertakings which does not award him as such any privilege or advantage not generally awarded to the employees to whom such arrangement relates;

         123.6 the resolution relates in any way to the purchase or maintenance for the Directors of insurance against any liability which by virtue of any rule of law would otherwise attach to all or any of them in respect of any negligence, default, breach of duty or breach of trust in relation to the Company or any Subsidiary Undertaking.

124.     Quorum when a director is not entitled to vote

         A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

125.     Proposals may be considered separately

         Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or a body corporate in which the Company is interested the proposals may be divided and considered in relation to each Director separately and (provided he is not for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

126.     Chairman to decide whether a director may vote

         If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, the question may (unless the Director concerned is the chairman of the meeting in which case he shall withdraw from the meeting and the Board shall elect a vice chairman to consider the question in place of the chairman), before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of the interest in the accounts of the Company, be finally and conclusively decided by a majority of the Board (other than the Director concerned).

127.     Suspension or ratification by ordinary resolution

         The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Board or of a committee of the Board or ratify any transaction not duly authorised by reason of a contravention of such Articles.

                            PROCEEDINGS OF THE BOARD

128.     Notice of board meetings

         Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Notice of a board meeting may be given to a director personally or by word of mouth or sent by instrument to him at such address as he may from time to time specify for this purpose (or if he does not specify an address, at his last known address) or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of board meetings shall during his absence be given by instrument or electronic communication to him (or to his alternate) at an address given by him to the Company for this purpose, but if no such request is made it shall not be necessary to give notice of a board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively.

129.     Voting at board meetings

         Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

130.     Quorum

         The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. A person who holds office as an

         Alternate Director shall, if his appointor is not present, be counted in the quorum provided that a Director or Alternate Director who attends a meeting of the Board shall for the purposes of a quorum be counted as one person notwithstanding that he also attends such meeting as an Alternate Director or that he attends as an Alternate Director appointed by more than one Director.

131.     Participation in meetings by telephone

         Any Director or other person may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and any person participating in the meeting in this manner shall be deemed to be present in person at that meeting. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, at the place where the chairman of the meeting is at the time the meeting is held.

132.     Number of directors below quorum

         The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in the Board but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in the Board or of calling a general meeting.

133.     Chairman

         The Board may appoint one of its number to be the chairman of the Board and one or more deputy chairmen and may at any time remove them from office. Unless he is unwilling to do so, the chairman of the Board shall preside at every meeting of the Board at which he is present. But if there is no chairman of the Board or deputy chairman holding office, or if at any meeting neither the chairman of the Board nor a deputy chairman is present and willing to preside within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

134.     Resolution in writing

         A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board (not being less than the number required to form a quorum of the Board) or all members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held and may consist of several instruments or electronic communications in the like form each signed by one or more Directors; but a resolution signed by an Alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an Alternate Director, it need not be signed by the Alternate Director in that capacity.

135.     Validity of acts

         All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, Alternate Director or member of a committee shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment or continuance in office of any Director, Alternate Director or person acting as aforesaid, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, Alternate Director or member of a committee and had been entitled to vote.

                                    SECRETARY

136.     Secretary

         Subject to the provisions of the Acts, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit and any Secretary so appointed may be removed by the Board. Two or more persons may be appointed as joint secretaries and the Board may also appoint from time to time on such terms as it may think fit one or more temporary or assistant or deputy secretaries.

                                     MINUTES

137.     Minutes

         The Board shall cause minutes to be kept:-

         137.1    of all appointments of officers made by the Board; and

         137.2 of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

         Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are approved, shall be sufficient evidence without any further proof of the facts stated in them.

                                    THE SEAL

138.     Use of seal

         If the Company has a Seal it shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or by a second Director.

139.     Official seal

         The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

                                    DIVIDENDS

140.     Declaration of dividends by the company

         Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board and no dividend shall be payable on the Access Shares other than Access Dividends pursuant to
         Article 4.

141.     Calculation of dividends

         Except as otherwise provided by the rights attached to the shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

142.     Board may pay interim and fixed dividends

         Subject to the provisions of the Acts, the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes of shares, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to it that the profits available for distribution justify the payment. Provided the Board acts in good faith the Directors shall not incur any liability to the holders of shares conferring preferred rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Dividends may be declared or paid in any currency.

143.     Amounts due on shares may be deducted

         The Board may deduct from any dividend or other moneys payable on or in respect of a share to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

144.     No interest on dividends

         No dividend or other moneys payable in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share. All unclaimed dividends may be retained by the Company or invested or made use of by the Company as the Board may think fit until they are claimed and so that the Company shall not be obliged to account for any interest or other income derived from them nor shall it be constituted a trustee in respect of them or be responsible for any loss thereby arising. Any interest or profits earned on unclaimed dividends invested or otherwise made use of shall belong to the Company. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall be forfeited and cease to remain owing by the Company.

145.     Record dates

         Without prejudice to any rights attached to any shares, the Company or the Board may fix a date, or a particular time on a date, as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made. In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

146.     Payment to persons entitled by transmission

         The Board may pay the dividends or other moneys payable on shares in respect of which any person is entitled to be registered as holder by transmission to such person upon production of such evidence as would be required if such person desired to be registered as a member in respect of such shares.

147.     Payment procedure

         Any dividend or other moneys payable in respect of a share may be paid
         :-

         147.1    in cash;

         147.2 by cheque or warrant sent by post to the address in the Register of the person entitled to the moneys or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, to the address in the Register of that one of those persons who is first named in the Register in respect of the joint holding or to such person and to such address as the person or persons entitled to the moneys may in writing direct. Every such cheque or warrant shall be made payable to the person or persons entitled to the moneys or to such other person as the person or persons so entitled may in writing direct and shall be sent at the risk of the person or persons so entitled. Any such cheque or warrant may be crossed "account payee" although the Company shall not be obliged to do so;

         147.3 by bank transfer to such account (of a type approved by the Board) as the person or persons entitled to the moneys may in writing direct; or

         147.4 by such other method of payment approved by the Board as the person or persons entitled to the moneys may in writing agree to.

         Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company.

148.     Uncashed dividends

         If in respect of dividends or other moneys payable in respect of any shares cheques or warrants have been sent through the post in accordance with the provisions of the preceding article but have been returned undelivered or left uncashed during the periods for which they are valid or bank transfers or other methods of payment have failed either:-

         148.1    on two consecutive occasions; or

         148.2 on any one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the moneys,

         the Company need not thereafter despatch further cheques or warrants or give instructions for bank transfers or other methods of payment in payment of dividends or other moneys payable on or in respect of the shares in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Transfer Office a new address or account to be used for the purpose.

149.     Dividends other than in cash

         Save in respect of the Access Shares any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets and in particular of fully paid shares or debentures of any other company, and the Board shall give effect to such directions. Where any difficulty arises in regard to the distribution, the Board may settle the same as it thinks expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

150.     Scrip dividends

         Save in respect of the Access Shares the Board may, with the sanction of an ordinary resolution of the Company, offer the holders of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of such dividend or dividends as are specified by such resolution. The following provisions shall apply:-

         150.1 the resolution may specify a particular dividend, or may specify all or any dividends declared or paid within a specified period, but such period shall end not later than the beginning of the annual general meeting in the fifth year following that in which such resolution is passed;

         150.2 the entitlement of each holder of shares to new shares shall be such that the value of such new shares shall be as nearly as possible equal to (but not in excess of) the cash amount that such holder would otherwise have received by way of dividend. For this purpose the value of a share shall be the average of the middle market quotations for such a share as derived from the London Stock Exchange Daily Official List on such five consecutive dealing days as the Directors shall determine provided that the first of such dealing days shall be on or after the day when the shares are first quoted "ex" the relevant dividend;

         150.3 no fraction of a share may be allotted and the Board may make such provision as it thinks fit for any fractional entitlements including provision:-

                  150.3.1.1 for the whole or part of the benefit of fractional entitlements to be disregarded or to accrue to the Company; or

                  150.3.1.2 for the value of fractional entitlements to be accumulated on behalf of a member (without entitlement to interest) and applied in paying up new shares in connection with a subsequent offer by the Company of the right to receive shares instead of cash in respect of a future dividend;

         150.4 the Board, after determining the basis of allotment, shall notify the holders of shares in writing of the right of election offered to them and (except in the case of any holder from whom the Company has received written notice in such form as the Board may require which is effective for the purposes of the relevant dividend that such holder wishes to receive shares instead of cash in respect of all future dividends in respect of which the Board offers the holders of shares the right to elect to receive shares as aforesaid) shall send with, or following, such notification, forms of election and specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

         150.5 the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which such election has been duly made (the "elected shares") and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as provided above. For such purpose the Board shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

         150.6 the additional shares so allotted shall rank pari passu in all respects with the fully-paid shares of that class then in issue save only as regards participation in the relevant dividend; and

         150.7 the Board may on any occasion determine that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as it may in its absolute discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory.

151.     Joint holders

         If several persons are entered in the Register as joint holders of any share or are jointly entitled to a share, any one of them may give receipts for any dividend or other moneys payable in respect of the share and the Board may deduct from the dividends or other moneys payable in respect of any share held jointly by several persons all sums of money (if any) presently payable to the Company from any one or more of the registered holders on account of calls or otherwise in relation to shares in the Company held in the joint names of all (but not some only) of such registered holders.

                                    ACCOUNTS

152.     Members have no right to inspect records

         No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by the Acts or authorised by the Board or by ordinary resolution of the Company.

153.     Delivery of accounts

153.1 Save as provided in this Article, a copy of the annual accounts of the Company together with a copy of the Auditors' report and the Directors' report shall, not less than 21 days before the date of the general meeting at which copies of those documents are to be laid, be sent to every member and to every debenture holder of the Company and to every other person who is entitled to receive notices from the Company of general meetings.

153.2    Copies of the documents referred to in Article 153.1 need not be sent:-

         153.2.1 to a person who is not entitled to receive notices of general meetings and of whose address the Company is unaware; or

         153.2.2 to more than one of the joint holders of shares or debentures in respect of those shares or debentures,

         provided that any member or debenture holder to whom a copy of such documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

153.3 The Company may, in accordance with section 251 of the Act and any regulations made under it, send a summary financial statement to any of the persons otherwise entitled to be sent copies of the documents referred to in Article 153.1 instead of or in addition to those documents and, where it does so, the statement shall be delivered or sent to such person not less than 21 days before the general meeting at which copies of those documents are to be laid.

                            CAPITALISATION OF PROFITS

154.     Procedure

         The Board may with the authority of an ordinary resolution of the Company:-

         154.1 subject as subsequently provided in these Articles, resolve to capitalise all or any part of the profits of the Company to which this Article applies;

         154.2 appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either:-

                  154.2.1 in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively; or

                  154.2.2 in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

         154.3 make such provision by the issue of fractional securities or by payment in cash or otherwise as it determines in the case of shares or debentures otherwise becoming distributable under this Article in fractions; and

         154.4 authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

155.     Profits which may be capitalised

         The profits of the Company to which the preceding Article applies shall be any undivided profits of the Company not required for paying fixed dividends on any preference shares or other shares issued on special conditions and shall be deemed to include:-

         155.1 any reserves arising from appreciation in capital assets or ascertained by valuation; and

         155.2 any other amounts for the time being standing to any reserve or reserves including capital redemption reserve and share premium account,

         provided that to the extent required by the Acts the Company shall not apply an unrealised profit in paying up debentures or any amounts unpaid on any of its issued shares and the only purpose to which sums standing to share premium account or capital redemption reserve shall be applied pursuant to the preceding Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

                                     NOTICES

156.     Form of notice

         Any notice or other document to be sent or given pursuant to these Articles shall be in writing except that a notice calling a meeting of the Board need not be in writing. Any such notice or other document may be sent using electronic communications to such address (if any) as may for the time being be notified for that purpose to the person sending the notice or other document by or on behalf of the person to whom the notice or document is sent. The Board may from time to time specify the form and manner in which a notice may be given by or to the Company by electronic communications and may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such electronic communication. A notice may be given to the Company by electronic communication only if it is given to an address specified for the receipt of electronic communications of that type and in accordance with the requirements specified by the Board.

157.     Method of service

         The Company may give any notice in writing, document or other communication to a member:

         157.1    personally;

         157.2 by sending it by post in a prepaid envelope addressed to the member at his address in the Register;

         157.3    by leaving it at that address;

         157.4 by sending it using electronic communication to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose; or

         157.5 by publishing it on a web site and notifying the member, in accordance with the Acts, in such manner as the member may from time to time agree.

         In the case of joint holders of a share, all notices and other documents shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

158.     Members with overseas addresses

         A member whose postal address in the Register is not within the United Kingdom and who gives to the Company a postal address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that postal address, but otherwise no such member shall be entitled to receive any notice from the Company through the postal system.

159.     Member present deemed to have received notice

         A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company (and, where such person is one of the joint holders of a share, all the joint holders) shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

160.     Service of notice on person entitled by transmission

         A notice or other document may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission of the share by operation of law had not occurred. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

161.     Untraced member not entitled to notices

         If the Company has suspended the despatch of cheques or warrants to any member or other person entitled thereto in accordance with the provisions of these Articles or, if on two consecutive occasions notices have been sent through the post to any member or other person entitled thereto at his registered address or address for service but have been returned undelivered, such member or other person entitled thereto shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address or address within the United Kingdom for the service of notices.

162.     When notice deemed served

         Proof that an envelope containing a notice in writing, document or other communication was properly addressed, prepaid and put into the post shall be conclusive evidence that the notice, document or communication was sent. Proof that a notice in writing, document or other communication contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice, document or communication was sent. A notice in writing, document or other communication shall be deemed to have been given:

         162.1 if left at a registered address or address at which a notice in writing, document or other communication may be given, on the day on which it was so left;

         162.2 if sent by first class post, on the day following that on which the envelope containing it was put into the post;

         162.3 if sent by second class post, on the second day following that on which the envelope containing it was put into the post;

         162.4 if sent by an electronic communication, on the day following that on which the electronic communication was sent; and

         162.5 if given by way of newspaper advertisement, at noon on the day when the advertisement appears or, if it appears on different days, at noon the first of the days when it appears.

163.     Notice when post not available

         Without prejudice to the Article governing the accidental omission to give notice and to the presumption of service by post and the presumed date of service by post in the last preceding Article, if at any time, by reason of the suspension or curtailment of postal services within all or any part of the United Kingdom, the Board reasonably believes that a notice of a general meeting, if sent by post, is unlikely to be delivered within seven days of posting, the Company may at its sole discretion and either in addition to or in substitution for notice by post, convene a general meeting by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all members and other persons entitled thereto on the day when the advertisement has appeared in at least one such newspaper. If in any such case notices have not been posted the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the delivery by post of notices to addresses throughout the United Kingdom again becomes practicable.

                           AUTHENTICATION OF DOCUMENTS

164.     Authentication of documents

         Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company and may certify copies thereof or extracts therefrom as true copies or extracts. Except in the case of manifest error a document which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company in good faith that the document is true and complete and in the case of a copy of a resolution or an extract from the minutes of the Board or any committee of the Board that such copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

                            DESTRUCTION OF DOCUMENTS

165.     Destruction of documents

165.1 It shall be presumed conclusively in favour of the Company that every entry on the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed by the Company was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document mentioned in Article 165.1.1 so destroyed was a valid and effective document in accordance with the recorded particulars of it in the books and records of the Company and that every paid dividend warrant and cheque so destroyed was duly paid; provided always that:-

         165.1.1 six years shall have elapsed since the date of registration of the relevant instrument of transfer of shares and two years shall have elapsed since the date of recording of the relevant dividend mandate or notification of change of name or address and one year shall have elapsed since the recorded date of payment of the relevant dividend cheque or cancellation of the relevant cancelled share certificate; and

         165.1.2 the Company is not shown to have destroyed a document in bad faith or with actual notice of any claim (regardless of the parties) to which the document might be relevant.

165.2 The Company shall be entitled to destroy any such document after the relevant period referred to in Article 165.1.1 but nothing in these Articles shall be construed as imposing upon the Company any duty to retain any document for such period.

165.3 References in this Article to the destruction of any document include references to its disposal in any manner.

                             PROVISION FOR EMPLOYEES

166.     Provision for employees

         The power conferred upon the Company by section 719 of the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any subsidiary shall only be exercised by the Company with the prior sanction of a special resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares and shall accordingly require either (a) the prior consent in writing of the holders of three-fourths of the issued shares or (b) the prior sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares, of each class, in accordance with the provisions of Article 5.

                                   WINDING UP

167.     Winding up

         If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Acts, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                                    INDEMNITY

168.     Indemnity

         Subject to the provisions of the Acts but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Alternate Director, Secretary or other officer of the Company other than the Auditors shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses, damages and liabilities incurred by him in or about the execution of his duties or the exercise of his powers or otherwise in relation thereto including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without any finding or admission of material breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

                              SCHEME OF ARRANGEMENT

169.     Scheme of arrangement

         In this Article 169, expressions not defined in these Articles but defined in the scheme of arrangement to be dated on or around 24 April 2003 proposed between the Company and the Scheme Shareholders (as defined in such scheme), in its original form or with or subject to any modification, addition or condition approved or imposed by the Court (as defined in such scheme (the "Scheme")) shall have the same respective meanings in this Article.

169.1 Notwithstanding any other provision of these Articles, if any ordinary shares in the Company are allotted and issued to any person (other than Smith & Nephew Group plc or any nominee of Smith & Nephew Group plc) (a "new member") after the time at which this Article becomes effective and at or prior to 5.30 p.m. on the last business day prior to the date of the Court Hearing, such shares shall be allotted and issued subject to the terms of the Scheme and shall be Scheme Shares for the purposes thereof and the new member, and any subsequent holder other than Smith & Nephew Group plc or any nominee of Smith & Nephew Group plc, shall upon the Scheme becoming effective be bound by the terms of the Scheme.

169.2 Notwithstanding any other provision of these Articles, if any ordinary shares in the Company are allotted and issued after 5.30 p.m. on the last business day prior to the date of the Court Hearing then, after the Scheme shall have taken effect, all such shares will be transferred to Smith & Nephew Group plc in consideration for and conditionally on the issue or transfer to the new member (or any subsequent holder) of shares on the following basis: one Smith & Nephew Group plc ordinary share (providing a beneficial interest in one Common Access Share to be held on trust by the Trustee) for each ordinary share in the capital of the Company so transferred. The Smith & Nephew Group plc ordinary shares so issued will be credited as fully paid and will rank pari passu in all respects with all Smith & Nephew Group plc ordinary shares in issue at the time (other than as regards any divided or other distribution payable by reference to a record date preceding the date of allotment and issue) and will be subject to the Articles of Association of Smith & Nephew Group plc.

169.3 The number of ordinary shares (and the related beneficial interest in Common Access Shares) to be issued or transferred by Smith & Nephew Group plc under Article 169.2 may be adjusted by the Directors in such manner as the auditors may determine on any reorganisation of the share capital of the Company or of Smith & Nephew Group plc effected after the Scheme Effective Date, provided always that any fractions of an ordinary share in Smith & Nephew Group plc shall be aggregated and sold for the benefit of Smith & Nephew Group plc.

169.4 To give effect to any such transfer required by Article 169.2, the Company may appoint any person to execute a form of transfer on behalf of the new member (or any subsequent holder of the relevant shares in the Company) in favour of Smith & Nephew Group plc and to agree for an on behalf of the new member (or any such holder) to become a member of Smith & Nephew Group plc.